UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 6, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On October 6, 2020, the Company posted the following notice on its press center website (https://presscenter.rclcorporate.com/):

“Our primary goal continues to be a healthy return to service for our guests, crew and the communities we visit. As we work with the CDC and others toward this shared goal, Royal Caribbean Group will be extending the suspension of sailings to include those departing on or before November 30, 2020, excluding sailings from Hong Kong. Celebrity Cruises will also be suspending their full 2020/21 Winter program in Australia and Asia. Additionally, Azamara will be suspending their 2020/21 Winter sailings throughout Australia & New Zealand, South Africa and South America.

We will be reaching out to our guests and travel partners to share further details and address any questions or concerns they may have.

For individual brand details, please visit the cruise lines’ websites:

Azamara: www.azamara.com, Celebrity Cruises: www.celebritycruises.com, Royal Caribbean: www.royalcaribbean.com and Silversea: www.silversea.com”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date:	October 7, 2020	By:	/s/ Bradley H. Stein
		Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary